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                                                                   EXHIBIT 10.16

                      FORM OF AGENCY APPOINTMENT AGREEMENT

      AGENCY APPOINTMENT AGREEMENT dated as of _____________, 2004 by and among the investors signing this Agreement (the "Investors"), and JOSEPH GUNNAR & CO., LLC, as agent for the Investors (in such capacity, the "Agent").

                                   WITNESSETH:

      WHEREAS, the Investors are the holders on the date hereof of the 8.0% junior secured promissory notes (each, a "Note" and, collectively, the "Notes") of Tarpon Industries, Inc., a Michigan corporation (the "Company");

      WHEREAS, the Notes are secured by all of the Company's right, title and interest in and to all of its property (the "Collateral") pursuant to a general security agreement (the "Security Agreement") between the Company, as debtor, and the Agent, as representative, for the ratable benefit of the Investors, as secured party;

      WHEREAS, the Company and the Investors desire that the Agent be appointed as agent to enter into the Security Agreement, at its discretion, to enter into a Subordination Agreement and act as a representative of the Investors under the Notes pursuant thereto;

      NOW, THEREFORE, the Investors and the Agent, intending to be legally bound, hereby agree as follows:

      SECTION 1. Appointment. Each Investor and each successor holder of each Note, by its acceptance of such Note, authorizes the Agent to act on behalf of such Investor or holder for the purpose of enforcing the Notes and executing and enforcing the Security Agreement, including exercise of all rights thereunder, perfecting the security interest granted pursuant thereto and exercising all rights under the Notes and Security Agreements in the absence of other written instructions from the holders of not less than 50% in principal amount of the Notes (the "Required Holders") received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the last two sentences of Section 2, comply in good faith except as otherwise advised by counsel). In the exercise of rights and remedies, the Agent shall be entitled to rely on instructions received from the Required Holders and to refrain from acting pending receipt of such instructions, and shall not be obligated to (but may) take action without the same. The Agent, in its discretion may enter into a subordination agreement on behalf of the Investors, who will then be bound thereby.

      SECTION 2. Indemnification. Each Investor and each successor holder agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, pro rata according to such Investor's or holder's percentage of the total outstanding principal amount of the Notes, from and against any and all liabilities, obligations, losses, damages, penalties,

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actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Security Agreement or the Notes, including the reimbursement of the Agent for all reasonable out-of-pocket expenses (including reasonable attorneys' fees) incurred by the Agent hereunder or in connection herewith, in all cases as to which the Agent is not reimbursed by the Company, provided that no Investor or holder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements in the event it is determined by a court of competent jurisdiction in a final proceeding to have resulted solely and directly from the Agent's gross negligence or willful misconduct. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

      SECTION 3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents or counsel shall be liable to any Investor or holder for any action taken or omitted to be taken by it under this Agreement, the Security Agreement or the Notes, or in connection herewith or therewith, except for its own willful misconduct or gross negligence. The agent shall not be responsible to any Investor or holder for, or be required to make any inquiry concerning, either the performance or observance of any of the terms, provisions or conditions of any of the Notes, the existence or possible existence of any Event of Default (as defined in the Notes) or any event which, with the giving of notice or lapse of time, would constitute an Event of Default or the value or sufficiency of, or the Company's title to, the Collateral. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper person.

      SECTION 4. Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Company and all Investors and/or holders.
If the Agent at any time shall resign, the required Holders may appointment another person or entity as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Holders and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Investors or holders, as the case may be, appoint a successor Agent, which shall be one of the Investors or holders or a financial institution reasonably acceptable to the Company. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment (including appropriate assignments on form UCC-3 of the financing statements filed in connection with the Security Agreement) as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent unless and until the Required Holders shall appoint a new Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.

      SECTION 5. Copies, etc. The Agent shall give prompt notice to each Investor or holder, as the case may be, of each notice or request required or permitted to be to given to the Agent by the Company pursuant to the terms of the Notes. The Agent will distribute to each Investor or holder, as the case may be, each instrument received for its account and copies of all

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other communications received by the Agent from the Company for distribution to the Investors and holders by the Agent in accordance with the terms of this Agreement. Notwithstanding anything herein contained to the contrary, all notices to and communications with the Company under the Notes shall be effected by the Investors and holders through the Agent.

      SECTION 6. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement.

      SECTION 7. Governing Law. The parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York County and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York County and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court if an inconvenient forum.

      SECTION 8. Descriptive Heading, etc. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

      SECTION 9. Amendments. Modifications and Waivers. The provisions of this Agreement, the Note and the Security Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Required Holders; provided, however, that no such amendment, modification or waiver which would modify this Section 9, change the definition of "Required Holders", or subject the Investors to any additional obligations shall be made without the consent of the holder of each Note. The provisions of this Section 9 specifically permit amendments, modifications or waivers to the Security Agreement which reduce, limit or eliminate the Collateral.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                            JOSEPH GUNNAR & CO., LLC

                                            By: ________________________________
                                                Name: Stephan A. Stein, a Member